Exhibit 99.B(16)(a)

SEI EXCHANGE TRADED FUNDS

POWER OF ATTORNEY

I, the undersigned trustee and officer of SEI Exchange Traded Funds, a Delaware statutory trust (the “Trust”), do hereby constitute and appoint the Chief Executive Officer, Chief Financial Officer and Secretary of the Trust, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, the Registration Statement for the Trust on Form N-14 with regard to the reorganization of the SIMT High Yield Bond Fund, a series of SEI Institutional Managed Trust, into the SEI High Yield Bond & Alternative Credit ETF, a series of the Trust, and any and all Amendments to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the U.S. Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

/s/ Robert A. Nesher	Date: March 9, 2026
Robert A. Nesher
Trustee, Chief Executive Officer and President

/s/ Dennis J. McGonigle	Date: March 9, 2026
Dennis J. McGonigle
Trustee

/s/ Nina Lesavoy	Date: March 9, 2026
Nina Lesavoy
Trustee

/s/ James M. Williams	Date: March 9, 2026
James M. Williams
Trustee

/s/ Susan C. Cote	Date: March 9, 2026
Susan C. Cote
Trustee

/s/ James B. Taylor	Date: March 9, 2026
James B. Taylor
Trustee

/s/ Christine Reynolds	Date: March 9, 2026
Christine Reynolds
Trustee

/s/ Thomas Melendez	Date: March 9, 2026
Thomas Melendez
Trustee

/s/ Eli P. Niepoky	Date: March 9, 2026
Eli P. Niepoky
Trustee

/s/ Kimberly Walker	Date: March 9, 2026
Kimberly Walker
Trustee